UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2010, Nucor Corporation (“Nucor”) entered into an underwriting agreement with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters (together, the “Underwriters”) for the sale of $600 million aggregate principal amount of Nucor’s 4.125% Notes due 2022 (the “Notes”) in a registered offering. Nucor sold the Notes to the Underwriters on September 21, 2010, and Nucor received net proceeds, after expenses, of approximately $594 million.

The Notes are governed by the terms of an Indenture, dated as of January 12, 1999, between Nucor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture dated as of September 21, 2010 between Nucor and the Trustee (the “Fifth Supplemental Indenture”).

Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2011. The Notes mature on September 15, 2022, unless earlier redeemed or repurchased by Nucor. The Notes are unsecured and unsubordinated obligations of Nucor and are not guaranteed by Nucor’s subsidiaries.

Before three months prior to maturity, Nucor has the option to redeem all or part of the Notes at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Fifth Supplement Indenture) applicable to the Notes being redeemed, plus accrued and unpaid interest to the redemption date. Within the three month period to maturity, Nucor may redeem all or part of the Notes at any time at par plus accrued and unpaid interest to the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the Fifth Supplemental Indenture), the holders of the Notes may require Nucor to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest on such Notes to the date of repurchase.

The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto or otherwise on file with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1 Underwriting Agreement, dated September 16, 2010, among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities LLC.

4.1 Fifth Supplemental Indenture, dated as of September 21, 2010, between Nucor Corporation and The Bank of New York Mellon, as trustee.

4.2 Form of 4.125% Notes due 2022 (included in Exhibit 4.1).

5.1 Opinion of Moore & Van Allen PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

Dated: September 21, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 16, 2010, among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities LLC.

4.1	Fifth Supplemental Indenture, dated as of September 21, 2010, between Nucor Corporation and The Bank of New York Mellon, as trustee.

4.2	Form of 4.125% Notes due 2022 (included in Exhibit 4.1).

5.1	Opinion of Moore & Van Allen PLLC.

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